EXHIBIT 99.1

COMPANY CONTACT:	INVESTOR CONTACTS:

Mark Fischer-Colbrie	Jody Cain (jcain@lhai.com)

Chief Financial Officer	Bruce Voss (bvoss@lhai.com)

Adeza Biomedical Corporation	Lippert/Heilshorn & Associates, Inc.

(408) 745-0975 ext 520	(310) 691-7100

ir@adeza.com
For Immediate Release
ADEZA ANNOUNCES 2006 FIRST QUARTER FINANCIAL RESULTS
Company Affirms 2006 Revenue Guidance
Announces Nationwide Availability Through Quest Diagnostics
Conference Call to Discuss Gestiva and First Quarter Financial Results
Begins at 4:30 p.m. Eastern Time Today
SUNNYVALE, Calif. (May 4, 2006) – Adeza (NASDAQ: ADZA) today announced financial results for the three months ended March 31, 2006.
For the first quarter of 2006 Adeza reported product sales of $10.8 million, an increase of 12% from product sales of $9.6 million for the first quarter of 2005. This increase is due to higher sales volume of FullTerm™, The Fetal Fibronectin Test. Sales during the first quarter of 2006 reflect the impact of ordering cycles by Adeza customers and to a lesser extent product pricing.
Net income for the first quarter of 2006 was $6,000, or diluted earnings per share of $0.00. Reported results for the first quarter of 2006 include charges of $915,000, or $0.03 per diluted share after income tax expense, for stock-based compensation due to the adoption of SFAS 123R. Net income for the first quarter of 2005 was $1.5 million, or diluted earnings per share of $0.08.
The gross profit for the 2006 first quarter was $9.0 million, or 83.7%, and includes stock-compensation expense of $46,000. This compares with gross profit of $8.2 million, or 85.2%, for the prior-year first quarter.
Selling and marketing expenses for the 2006 first quarter were $6.0 million including stock-compensation expense of $482,000, up from $4.7 million for the comparable quarter in 2005, reflecting expansion of the company’s direct sales force. General and administrative expenses for the quarter were $2.3 million including stock-compensation expense of $341,000, up from $1.5 million in the comparable quarter of the prior year, due primarily to costs associated with operating as a public company. Research and development expenses were $1.7 million for the first quarter of 2006 including stock-compensation expense of $46,000, compared with $864,000 in the comparable quarter of the prior year, with the increase due mainly to costs related to product development efforts, including costs related to Gestiva™, Adeza’s drug candidate for the prevention of preterm birth in women who have a history of preterm delivery.

As of March 31, 2006 Adeza had cash and cash equivalents of $90.5 million, compared with $89.7 million as of December 31, 2005. Stockholders’ equity was $98.6 million and working capital was $97.9 million as of March 31, 2006.
“We are extremely pleased to announce our submission of a New Drug Application to the FDA for a major product candidate, Gestiva,” said Emory V. Anderson, president and chief executive officer. “We were able to accomplish this milestone without incurring the expenses typically related to new drug development while maintaining profitability.
“As also announced today, the nationwide availability of FullTerm, The Fetal Fibronectin Test through Quest Diagnostics better positions us to further penetrate the fetal fibronectin test market, particularly for women at risk for preterm birth. Quest, with its extensive network of laboratories, will collect fetal fibronectin test samples directly from physicians’ offices and clinics throughout the United States. We look forward to increasing product sales through this new Quest program which allows for more convenient access to our test by physicians around the country,” he said.
“While we continue to report double-digit year-over-year revenue growth, our first quarter revenue results reflect the fact that customers do order products quarterly or semi-annually, so that the timing of those orders can impact our quarterly results,” he added. “Our first quarter expenses were in line with our expectations, and reflect costs associated with our annual sales meeting and a full quarter’s impact of hiring 10 sales representatives.”
2006 Financial Guidance
Adeza today affirmed guidance for 2006 revenue to be in the range of $54 million to $57 million. It also affirms that gross margin for 2006 is expected to exceed 80%, and that the full-year tax rate will be between 45% and 49%, which is higher than the statutory tax rate primarily as a result of accounting for stock-based compensation expense under SFAS 123R. Adeza expects SFAS 123R compensation expenses for 2006 to be in the range of $2.8 million to $3.2 million, before costs associated with the issuance of new option grants.
Conference Call
Adeza’s management will host an investment-community conference call today beginning at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, the Gestiva announcement also made today, and to answer questions.
Individuals interested in participating in the conference call may do so by dialing (888) 463-4383 for domestic callers, or (706) 634-5615 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering reservation code 8492565.
The live call also will be available via the Internet on the Investors section of the company’s Web site at www.adeza.com. A webcast replay of the call will be available following the conclusion of the call.
About Adeza
Adeza designs, manufactures and markets innovative products for women’s health. Adeza’s initial focus is on reproductive healthcare, using its proprietary technologies to predict preterm birth and assess infertility. Adeza’s principal product is a patented diagnostic test, FullTerm, The Fetal Fibronectin Test, which utilizes a single-use, disposable cassette and is analyzed on Adeza’s patented TLiIQ® System. This product is approved by the U.S. Food and Drug Administration (FDA) for use in assessing the risk of preterm birth. Adeza also markets and sells the E-tegrity® Test, an infertility-related test to assess receptivity of the uterus to embryo implantation in women with unexplained infertility.

Adeza cautions you that statements included in this press release that are not a description of historical facts may be forward-looking statements, including, for example, statements relating to Adeza’s future financial results, its sales and marketing strategy, its association with Quest Diagnostics and its product candidate Gestiva. The inclusion of forward-looking statements should not be regarded as a representation by Adeza that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Adeza’s business including, without limitation, risks and uncertainties relating to the expansion of products, markets and offerings and additional product indications, risks associated with the regulatory approval process for product candidates, and risks associated with being in both the diagnostic and therapeutic businesses. Further information about these and other risks is included in the Company’s Annual Report on Form 10-K and other periodic and current reports filed by Adeza with the Securities Exchange Commission, which are available from the SEC’s website (www.sec.gov), and also available on the Investor Relations section of our website. All forward-looking statements are qualified in their entirety by this cautionary statement and Adeza undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
[Tables to follow]

Adeza
Condensed Statements of Operations
(in thousands, except share and per share information)

	Three Months Ended
	March 31,
	(unaudited)	(unaudited)
	2006	2005

Product sales	$10,793	$9,610
Cost of product sales	1,755	1,427

Gross profit	9,038	8,183
Operating costs and expenses:
Selling and marketing	6,045	4,725
General and administrative	2,302	1,537
Research and development	1,673	864

Total operating costs and expenses	10,020	7,126

Income (loss) from operations	(982)	1,057
Interest income	994	480

Income before income taxes	12	1,537
Provision for income taxes	6	81

Net income	$6	$1,456

Basic net income per share	$0.00	$0.09

Diluted net income per share	$	$0.08

	$0.00

Shares used to compute basic net income per share	17,416,232	16,527,243

Shares used to compute diluted net income per share	18,235,047	17,773,973

Adeza
Condensed Balance Sheets
(in thousands, except share and per share information)

	March 31,	December 31,
	2006	2005

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$90,511	$89,722
Accounts receivable, net	8,069	9,182
Inventories	932	849
Prepaid and other current assets	318	292
Current deferred tax asset	4,929	4,929

Total current assets	104,759	104,974
Property and equipment, net	387	348
Noncurrent deferred tax asset	193	193
Intangible assets, net	116	128

Total assets	$105,455	$105,643

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,197	$1,994
Accrued compensation	1,545	2,216
Accrued royalties	671	1,427
Other accrued liabilities	1,108	1,246
Taxes payable	1,294	1,322
Deferred revenue	17	33

Total current liabilities	6,832	8,238
Commitments Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 17,446,415 and 17,376,330 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	17	17
Additional paid-in capital	131,027	132,432
Deferred compensation	—	(2,604)
Unrealized Gain on investments	13	—
Accumulated deficit	(32,434)	(32,440)

Total stockholders’ equity	98,623	97,405

Total liabilities and stockholders’ equity	$105,455	$105,643

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